REGENT SEVEN SEAS CRUISES REPORTS RESULTS
FOR SECOND QUARTER 2013

MIAMI, August 8, 2013 - Regent Seven Seas Cruises (Seven Seas Cruises S. DE R.L. or the “Company”) reported financial results today for the second quarter ended June 30, 2013.

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Revenue reached a record $142.7 million for the second quarter of 2013, an increase of 8.6 percent over the second quarter of 2012 on a 5.4% increase in capacity due to the Seven Seas Navigator scheduled dry-dock in 2012.

•	Adjusted EBITDA was a record $28.5 million for the second quarter of 2013, compared to $19.4 million for the second quarter of 2012.

•
Net Yield for the second quarter of 2013 increased 3.9 percent to a record $521.24 from $501.68 in 2012 while Net Income was a record $6.5 million in the second quarter of 2013 compared to a loss of $3.8 million in the second quarter of 2012.

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In July, the Company announced that it entered into a definitive contract with Italy's Fincantieri shipyard to build a 738 guest vessel at an approximate cost of $450 million with delivery scheduled in summer 2016. Named Seven Seas Explorer, the Company expects the vessel will be the most luxurious cruise ship built in the modern era of cruising.

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On July 31, 2013, we entered into a loan agreement providing for borrowings of up to $440 million with a syndicate of financial institutions to finance 80% of the contract cost of Seven Seas Explorer plus the export credit premium. Borrowings under this loan agreement bear interest, at our election, at either (i) a fixed rate of 3.43% per year, or (ii) LIBOR plus 2.8%. The twelve year fully amortizing loan requires semi-annual principal and interest payments commencing six months following the draw-down date.

Commenting on the second quarter financial results, the Company's Chairman and CEO, Frank Del Rio, stated, “We are pleased to have reached record Revenues, Adjusted EBITDA, Net Yield and Net Income for the second quarter. These results continue to affirm our all-inclusive luxury offering. In looking to the future, we recently announced a contract for Seven Seas Explorer, which will set the standard for luxury cruising. The all-suite, all-balcony ship will feature sophisticated designer suites ranging from 300 square feet to 1,500 square feet with one of the highest space ratios and staff-to-guest ratios ever seen. The ship will include six open-seating gourmet restaurants, Regent's signature nine-deck atrium, the two-story Explorer Theater, three boutiques and an expansive Canyon Ranch SpaClub®. Operationally, the vessel will be a green ship, employing the most advanced environmental systems and state-of-the-art technology. With this addition to the fleet, the Company's capacity will grow nearly 40 percent, making it the world's largest luxury cruise line."
Other key operating metrics for the second quarter of 2013 compared to the prior year are as follows:

•	Net Cruise Cost per APCD, excluding Fuel and Other expense, increased 3.5 percent to $299.02 in 2013 from $288.90 in 2012 primarily driven by increased sales and marketing costs.

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Fuel expense net of settled hedges was $10.1 million compared to $10.4 million for the second quarter of 2012 driven by lower prices partially offset by an increase in metric tons consumed although with a slightly lower consumption per APCD.

•
Other expense was $1.3 million compared to $5.8 million for the second quarter of 2012. The 2013 decrease is due to expenses associated with the Seven Seas Navigator dry-dock in 2012 while there were no dry-docks in the second quarter of 2013.

About Regent Seven Seas Cruises
Regent Seven Seas Cruises is the world's most inclusive luxury cruise line. Fares include all-suite accommodations, round-trip air, highly personalized service, acclaimed cuisine, fine wines and spirits, sightseeing excursions in every port, a pre-cruise luxury hotel package and gratuities. Three award-winning, all-suite vessels, Seven Seas Mariner, Seven Seas Voyager, and Seven Seas Navigator, are among the most spacious at sea and visit more than 250 destinations around the globe.
About Prestige Cruise Holdings
Prestige Cruise Holdings (PCH) is the parent company of Oceania Cruises and Regent Seven Seas Cruises. PCH manages select assets in Apollo Management's cruise investment portfolio and is led by Chairman & CEO Frank J. Del Rio and President & COO Kunal S. Kamlani. PCH is the market leader in the upper-premium and luxury segments of the cruise industry with over 6,400 berths between the Oceania Cruises and Regent Seven Seas Cruises brands.

Investor Relations Contact	Media Contact
Jason Worth	Susan Robison
Senior Director, Finance	Vice President, Corporate Communications
305-514-2245	305-514-3912
jworth@prestigecruiseholdings.com	srobison@prestigecruiseholdings.com

Terminology
Adjusted EBITDA is net income (loss) excluding depreciation and amortization, interest income, interest expense, other income (expense), and income tax benefit (expense), and other supplemental adjustments in connection with the calculation of certain financial ratios in accordance with our credit agreements.
Available Passenger Cruise Days (“APCD”) is our measurement of capacity and represents double occupancy per cabin multiplied by the number of cruise days for the period.
EBITDA is net income (loss) excluding depreciation and amortization, net interest expense, and income tax benefit (expense).
Gross Cruise Cost represents the sum of total cruise operating expense plus selling and administrative expense.
Gross Yield represents total revenue per APCD.
Net Cruise Cost represents Gross Cruise Cost excluding commissions, transportation and other expense, and onboard and other expense.
Net Cruise Cost excluding Fuel and Other represents Gross Cruise Cost excluding commissions, transportation and other expense, onboard and other expense, fuel expense and other expense.
Net Per Diem represents Net Revenue divided by Passenger Days Sold.
Net Revenue represents total revenue less commissions, transportation and other expense and onboard and other expense.
Net Yield represents Net Revenue per APCD.
Occupancy is calculated by dividing Passenger Days Sold by APCD.
Passenger Days Sold (“PDS”) represents the number of revenue passengers carried for the period multiplied by the number of days within the period of their respective cruises.

Non-GAAP Financial Measures
We utilize a variety of operational and financial metrics which are defined below to evaluate our performance and financial condition. As discussed in more detail herein, we use certain non-GAAP measures, such as EBITDA, Adjusted EBITDA, Net Per Diem, Net Yield and Net Cruise Cost, which allow us to perform capacity and rate analysis to separate the impact of known capacity changes from other less predictable changes which affect our business. We believe these non-GAAP measures provide expanded insight to measure revenue and cost performance, in addition to the standard United States GAAP based financial measures. There are no specific rules or regulations for determining non-GAAP measures, and as such, there exists the possibility that they may not be comparable to other companies within the industry. The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
EBITDA is used by management to measure operating performance of the business. Management believes EBITDA, when considered along with other performance measures, is a useful measure as it reflects certain operating drivers of our business, such as sales growth, operating costs, selling, general and administrative expenses and other operating income and expense. While EBITDA is not a recognized measure under GAAP, management uses this financial measure to evaluate and forecast our business performance. This non-GAAP financial measure has certain material limitations, including:

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It does not include net interest expense. As we have borrowed money for general corporate purposes, interest expense is a necessary element of our costs and ability to generate profits and cash flows; and

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It does not include depreciation and amortization expense. As we use capital assets, depreciation and amortization are necessary elements of our costs and ability to generate profits and cash flows. Management compensates for these limitations by using EBITDA, as defined, as only one of several measures for evaluating our business performance. In addition, capital expenditures, which impact depreciation and amortization, net interest expense, and income tax benefit (expense), are reviewed separately by management.

Management believes EBITDA and Adjusted EBITDA can provide a more complete understanding of the underlying operating results and trends of the Company and an enhanced overall understanding of our financial performance and prospects for the future. Adjusted EBITDA is also used as a basis to calculate our adherence to certain debt covenant ratios. Certain covenants in our debt agreement are based on financial ratios that reference Adjusted EBITDA. Such covenants restrict our ability to incur or guarantee additional debt and make certain acquisitions in each case under certain circumstances and subject to various exceptions.

We believe that the inclusion of the supplemental adjustments applied in calculating Adjusted EBITDA for purposes of such ratios is appropriate to provide additional information to investors to assess our ability to take certain actions in the future, such as the incurrence of additional secured indebtedness. You are encouraged to evaluate the adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses similar to the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.
EBITDA and Adjusted EBITDA are not defined terms under GAAP. Adjusted EBITDA differs from the term "EBITDA" as it is commonly used. Adjusted EBITDA is not intended to be a measure of liquidity or cash flows from operations or a measure comparable to net income as it does not take into account certain requirements such as capital expenditures and related depreciation, principal and interest payments and tax payments, and it is subject to certain additional adjustments as permitted under our debt agreement. Our use of Adjusted EBITDA may not be comparable to other companies within our industry.

Forward-Looking Statements
This release may contain statements, estimates or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws in the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts, without limitation, those regarding our business strategy, financial position, results of operations, plans, prospects and objectives of management for future operations (including development plans and objectives relating to our activities) and our second quarter results (which reflect what the Company currently expects to report and are subject to adjustment), are forward-looking. Many, but not all, of these statements can be found by looking for terms like “expect,” “anticipate,” “goal,” “project,” “plan,” “believe,” “seek,” “could,” “will,” “may,” “might,” “forecast,” “estimate,” “intend,” and “future” and for similar words. Forward-looking statements reflect management's current expectations and do not guarantee future performance and may involve risks, uncertainties and other factors which could cause our actual results, performance, or achievements to differ materially from the future results, performance, or achievements expressed or implied in those forward-looking statements. Examples of these risks, uncertainties and other factors include, but are not limited to, adverse economic conditions that may affect consumer demand for cruises, such as declines in the securities and real estate markets, declines in disposable income and consumer confidence, changes in cruise capacity, as well as capacity changes in the overall vacation industry; intense competition from other cruise companies, as well as non-cruise vacation alternatives; our substantial leverage, including the inability to generate the necessary amount of cash to service our existing debt and the incurrence of substantial indebtedness in the future; continued availability under our credit facilities and compliance with our covenants; changes in interest rates, fuel costs, or foreign currency rates; the risks associated with operating internationally; changes in general economic, business and geopolitical conditions; the impact of changes in the global credit markets on our ability to borrow and our counter party credit risks, including with respect to our credit facilities, derivative instruments, contingent obligations and insurance contracts; the impact of problems encountered at shipyards, as well as any potential claim, impairment, loss, cancellation or breach of contract in connection with any contracts we have with shipyards; the impact of any future changes relating to how travel agents sell and market our cruises; the impact of any future increases in the price of, or major changes or reduction in, commercial airline services; the impact of seasonal variations in passenger fare rates and occupancy levels at different times of the year; adverse events impacting the security of travel that may affect consumer demand for cruises, such as terrorist acts, acts of piracy, armed conflict and other international events, including political hostilities or war; the impact of the spread of contagious diseases; the impact of mechanical failures or accidents involving our ships and the impact of delays, costs and other factors resulting from emergency ship repairs, as well as scheduled maintenance, repairs and refurbishment of our ships; accidents, criminal behavior and other incidents affecting the health, safety, security and vacation satisfaction of passengers and causing damage to ships, which could, in each case, cause reputation harm, the modification of itineraries or cancellation of a cruise or series of cruises; the continued availability of attractive port destinations; our ability to attract and retain qualified shipboard crew members and key personnel; changes involving the corporate, tax, environmental, health, safety and other regulatory regimes in which we operate; and such other risks and uncertainties detailed in our public filings with the Securities and Exchange Commission, including but not limited to, our risk factors set forth in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 8, 2013. The above examples are not exhaustive. From time to time, new risks emerge and existing risks increase in relative importance to our operations. You should not place undue reliance on forward-looking statements as a prediction of actual results. Such forward-looking statements are based on our beliefs, assumptions, expectations, estimates and projections regarding our present and future business strategies and the environment in which we will operate in the future. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change of events, conditions or circumstances on which any such statement was based. In addition, certain financial measures in this release constitute non-GAAP financial measures as defined by Regulation G. A reconciliation of these items can be found attached hereto and on the Company's web site at www.rssc.com/about/investors.

SEVEN SEAS CRUISES S. DE R.L.
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenue
Passenger ticket	$129,774	$119,548	$243,212	$229,676
Onboard and other	12,962	11,932	23,841	23,220
Total revenue	142,736	131,480	267,053	252,896

Cruise operating expense
Commissions, transportation and other	49,293	46,468	89,209	87,290
Onboard and other	3,795	3,153	6,475	5,409
Payroll, related and food	20,084	19,245	39,420	38,021
Fuel	10,052	10,435	21,529	22,547
Other ship operating	12,075	11,040	21,714	20,371
Other	1,272	5,844	2,521	7,124
Total cruise operating expense	96,571	96,185	180,868	180,762
Other operating expense
Selling and administrative	19,269	16,854	41,549	38,001
Depreciation and amortization	9,115	9,868	18,368	19,543
Total operating expense	124,955	122,907	240,785	238,306
Operating income	17,781	8,573	26,268	14,590

Non-operating income (expense)
Interest income	64	122	139	225
Interest expense	(9,643)	(7,982)	(19,691)	(16,066)
Other income (expense)	(1,711)	(4,527)	(5,195)	(2,015)
Total non-operating expense	(11,290)	(12,387)	(24,747)	(17,856)
Income (loss) before income taxes	6,491	(3,814)	1,521	(3,266)
Income tax expense	(30)	(11)	(109)	(201)
Net income (loss)	$6,461	$(3,825)	$1,412	$(3,467)

SEVEN SEAS CRUISES S. DE R.L.
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	June 30, 2013	December 31, 2012

Assets
Current assets
Cash and cash equivalents	$161,007	$99,857
Trade and other receivables, net	11,549	7,279
Related party receivables	—	1,798
Inventories	7,056	6,572
Prepaid expenses	19,755	17,828
Other current assets	2,282	2,692
Total current assets	201,649	136,026
Property and equipment, net	625,585	637,324
Goodwill	404,858	404,858
Intangible assets, net	82,760	83,556
Other long-term assets	23,937	32,950
Total assets	$1,338,789	$1,294,714

Liabilities and Members' Equity
Current liabilities
Trade and other payables	$2,188	$4,483
Related party payables	1,290	131
Accrued expenses	44,931	43,733
Passenger deposits	208,281	169,463
Derivative liabilities	154	278
Current portion of long-term debt	1,495	—
Total current liabilities	258,339	218,088
Long-term debt	517,863	518,358
Other long-term liabilities	12,112	9,635
Total liabilities	788,314	746,081
Commitments and contingencies
Members' equity
Contributed capital	564,801	564,372
Accumulated deficit	(14,326)	(15,739)
Total members' equity	550,475	548,633
Total liabilities and members' equity	$1,338,789	$1,294,714

SEVEN SEAS CRUISES S. DE R.L.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Six Months Ended
	June 30,
	2013	2012
Cash flows from operating activities
Net income (loss)	$1,412	$(3,467)
Adjustments:
Depreciation and amortization	18,368	19,543
Amortization of deferred financing costs	1,016	1,577
Accretion of debt discount	360	218
Stock-based compensation	429	499
Unrealized loss on derivative contracts	1,203	2,710
Write-off deferred financing costs and debt discount	2,500	—
Prepayment penalty, excluded from loss on early extinguishment of debt	(2,093)	—
Other, net	(1)	275
Changes in operating assets and liabilities:
Trade and other accounts receivable	(2,472)	(909)
Prepaid expenses and other current assets	(1,366)	(1,240)
Inventories	(485)	(881)
Accounts payable and accrued expenses	2,282	52
Passenger deposits	40,259	35,689
Net cash provided by operating activities	61,412	54,066
Cash flows from investing activities
Purchases of property and equipment	(4,955)	(14,135)
Change in restricted cash	7,970	509
Acquisition of intangible assets	(127)	—
Net cash provided by (used in) investing activities	2,888	(13,626)
Cash flows from financing activities
Debt issuance costs	(959)	(374)
Deferred payment to acquire intangible asset	(2,000)	(2,000)
Net cash used in financing activities	(2,959)	(2,374)

Effect of exchange rate changes on cash and cash equivalents	(191)	3
Net increase in cash and cash equivalents	61,150	38,069
Cash and cash equivalents
Beginning of period	99,857	68,620
End of period	$161,007	$106,689

SEVEN SEAS CRUISES S. DE R.L.
NON-GAAP RECONCILING INFORMATION (unaudited)

The following table sets forth selected statistical information:

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Passenger Days Sold	166,583	160,101	323,110	317,974
APCD	171,990	163,170	342,090	335,160
Occupancy	96.9%	98.1%	94.5%	94.9%

Adjusted EBITDA was calculated as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Net income (loss)	$6,461	$(3,825)	$1,412	$(3,467)
Interest income	(64)	(122)	(139)	(225)
Interest expense	9,643	7,982	19,691	16,066
Depreciation and amortization	9,115	9,868	18,368	19,543
Income tax expense, net	30	11	109	201
Other (income) expense	1,711	4,527	5,196	2,015
Equity-based compensation/transactions (a)	178	351	429	499
Non-recurring expenses (b)	1,156	27	1,857	424
Restructuring (c)	315	172	950	449
Fuel hedge (loss) gain (d)	(84)	69	64	1,301
Loss on disposal (e)	—	304	—	304
Adjusted EBITDA	$28,461	$19,364	$47,937	$37,110

(a)	Equity-based compensation/transactions represent stock compensation expense in each period.

(b)
Non-recurring expenses represents the net impact of time out of service as a result of unplanned and non-recurring repairs to vessels; non-recurring professional fees and other costs associated with raising capital through debt and equity offerings; and certain litigation fees.

(c)	Restructuring charges represents non-recurring expenses associated with personnel changes and other corporate reorganizations to improve efficiencies.

(d)	Fuel hedge (loss) gain represents the realized gain on fuel hedges triggered by the settlement of the hedge instrument and is included in other income (expense).

(e)	Loss on disposal represents asset write-offs during vessel dry-dock periods.

SEVEN SEAS CRUISES S. DE R.L.
NON-GAAP RECONCILING INFORMATION (unaudited)

Net Per Diem, Gross Yield and Net Yield was calculated as follows (in thousands, except Preliminary Passenger Days Sold, APCD, Net Per Diem and Yield data):

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Passenger ticket revenue	$129,774	$119,548	$243,212	$229,676
Onboard and other revenue	12,962	11,932	23,841	23,220
Total revenue	142,736	131,480	267,053	252,896
Less:
Commissions, transportation and other expense	49,293	46,468	89,209	87,290
Onboard and other expense	3,795	3,153	6,475	5,409
Net Revenue	$89,648	$81,859	$171,369	$160,197

Passenger Days Sold	166,583	160,101	323,110	317,974
APCD	171,990	163,170	342,090	335,160
Net Per Diem	$538.16	$511.29	$530.37	$503.81
Gross Yield	829.91	805.79	780.65	754.55
Net Yield	521.24	501.68	500.95	477.97

Gross Cruise Cost and Net Cruise Cost were calculated as follows (in thousands, except APCD and cost per APCD):

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Total cruise operating expense	$96,571	$96,185	$180,868	$180,762
Selling and administrative expense	19,269	16,854	41,549	38,001
Gross Cruise Cost	115,840	113,039	222,417	218,763
Less:
Commissions, transportation and other expense	49,293	46,468	89,209	87,290
Onboard and other expense	3,795	3,153	6,475	5,409
Net Cruise Cost	62,752	63,418	126,733	126,064
Less:
Fuel	10,052	10,435	21,529	22,547
Other expense	1,272	5,844	2,521	7,124
Net Cruise Cost, excluding Fuel and Other	$51,428	$47,139	$102,683	$96,393

APCD	171,990	163,170	342,090	335,160
Gross Cruise Cost per APCD	$673.53	$692.77	$650.17	$652.71
Net Cruise Cost per APCD	364.86	388.66	370.47	376.13
Net Cruise Cost, excluding Fuel and Other, per APCD	299.02	288.90	300.16	287.60